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                                                                      Exhibit 23

                        PRICEWATERHOUSECOOPERS LLP [LOGO]

                           PricewaterhouseCoopers LLP
                           400 Campus Drive
                           P.O. Box 988
                           Florham Park, NJ  07932
                           Telephone (973) 236 4000
                           Facsimile (973) 236 5000




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and S-3 (No. 33-95562329) and in the Registration Statements on Forms S-8 (Nos.33-95602114 and 33-96583181) of Curtiss-Wright Corporation of our report dated February 1, 2002, except for Note 18 as to which the date is February 22, 2002, which appears in the Curtiss-Wright Corporation 2001 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 1, 2002, except for Note 18 as to which the date is February 22, 2002 on the financial statement schedule, which appears in this Form 10-K.





/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
March 15, 2002